Exhibit 10.5

GRANT NO.

REALD INC.
2010 STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

The Company hereby grants an Option to purchase Shares to the Optionee named below.  The terms and conditions of the Option are set forth in this cover sheet, in the attached Nonstatutory Stock Option Agreement and in the RealD Inc. 2010 Stock Incentive Plan as it may be amended from time to time.  This cover sheet is incorporated into and a part of the attached Nonstatutory Stock Option Agreement (together, the “Agreement”).

Date of Option Grant:                                      , [YEAR]

Name of Optionee:

Number of Shares Covered by Option:

Exercise Price per Share:  $          .

Fair Market Value of a Share on Date of Option Grant:  $          .

Expiration Date:                            , [YEAR] [DO NOT EXCEED TEN YEARS FROM GRANT]

Vesting Calculation Date:                            , [YEAR]

Vesting Schedule:

Subject to all the terms of the Agreement and your continued Service, your right to purchase Shares under this Option shall vest as to one-fourth (1/4) of the total number of Shares covered by this Option, as shown above, on the first anniversary of the Vesting Calculation Date.  Thereafter, the number of Shares which you may purchase under this Option shall vest at the rate of one-forty-eighth (1/48) of the total number of Shares covered by this Option per calendar month on the first day of each of the thirty-five (35) months following the month of the first anniversary of the Vesting Calculation Date and the final one-forty-eighth (1/48) of the total number of Shares covered by this Option shall vest on the fourth anniversary of the Vesting Calculation Date.

In the event you experience a Qualifying Termination, in accordance with the Employment Agreement and subject to Section 2 of this Agreement, and your Termination Date occurs during the Change in Control Period, then the outstanding unvested portion of this Option will become fully vested as of the later of either your Termination Date or immediately prior to the consummation of the Change in Control.

In all cases, the resulting aggregate number of vested Shares will be rounded down to the nearest whole number.  Except as may be provided above, no Shares subject to this Option will vest after your Service has terminated for any reason.

By signing this cover sheet, you agree to all of the terms and conditions described in the Agreement and in the Plan and the Plan’s prospectus.  You are also acknowledging receipt of this Agreement and a copy of the Plan and the Plan’s prospectus.

Optionee:
(Signature)

Company:
(Signature)

Title:

Attachment

REALD INC.

2010 STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

1.	The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan and Section 3 below.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

2.	Release

In order to receive any payments or benefits under Section 3(d) of your Employment Agreement, including, among other things and without limitation, acceleration of vesting, as described in the Vesting Schedule on the attached cover sheet, as applicable, you must comply with the terms of your Employment Agreement and timely execute and deliver to the Company (and not revoke) a Release.

3.	Certain Additional Definitions

For purposes of this Option, the following definitions (in addition to those terms defined in the Plan and the cover sheet) apply:

(a)  “Cause” has the meaning set forth in your Employment Agreement during the Term of the Employment Agreement.

(b)  “Change in Control” has the meaning set forth in your Employment Agreement, even if the Employment Agreement has expired or terminated.

(c)  “Change in Control Period” means the time period that commences on the date that is ninety (90) days before a Change in Control and extends through the date that is twenty-four (24) months after a Change in Control.

(d)  “Disability” has the meaning set forth in your Employment Agreement, even if the Employment Agreement has expired or terminated.

(e)  “Employment Agreement” means the employment agreement you entered into with the Company dated May 25, 2010, as may be amended from time to time.

(f)  “Good Reason” has the meaning set forth in your Employment Agreement during the Term of the Employment Agreement.

(g)  “Qualifying Termination” has the meaning set forth in your Employment Agreement during the Term of the Employment

Agreement.

(h)  “Release” means, during the Term of the Employment Agreement, the separation agreement and general release of claims in favor of the Company, any affiliates or related entities, and their employees and affiliates, in the form and content attached to your Employment Agreement as Exhibit A.

(i)  “Term” has the meaning set forth in your Employment Agreement, even if the Employment Agreement has expired or terminated.

(j)  “Termination Date” has the meaning set forth in your Employment Agreement, even if the Employment Agreement has expired or terminated.

4.	Nonstatutory Stock Option

This Option is not intended to be an Incentive Stock Option under section 422 of the Code and will be interpreted accordingly.

This Option is not intended to be deferred compensation under section 409A of the Code and will be interpreted accordingly.

5.	Vesting

This Option is only exercisable before it expires and only with respect to the vested portion of the Option. This Option will vest according to the Vesting Schedule described in the cover sheet of this Agreement.

6.	Option term

Your Option will expire in all cases no later than the Expiration Date, as shown on the cover sheet. Your Option will expire earlier if your Service terminates, as described in Sections 7 and 8 below.

If the Expiration Date specified in the attached cover sheet falls on a day on which the New York Stock Exchange (“NYSE”) is open for trading, then any unexercised portion of this Option that is outstanding shall be forfeited without consideration as of 3:45 P.M. New York time on the Expiration Date. However, if the Expiration Date specified in the attached cover sheet falls on any day on which the NYSE is not open for trading, then your ability to exercise this Option will terminate as of 3:45 P.M. New York time on the last day in which the NYSE is open for trading that occurs immediately prior to the Expiration Date.

7.	Termination - for Cause or without Good Reason

If your Service is terminated by the Company for Cause, then you shall immediately forfeit all rights to your Option without consideration, including the vested portion of the Option, and the entire Option shall immediately expire, and any rights, payments and benefits with respect to the Option shall be subject to reduction or recoupment in accordance with the Clawback Policy and Section

 13(d) of the Plan.

In the event that, while the Option is outstanding during the Term of the Employment Agreement, the Company provides you with written notice of its intention to terminate your Service for Cause in accordance with Section 4(b) of the Employment Agreement, you shall be given the right to cure any such Cause event if and to the extent you are provided a cure right under Section 4(b) of the Employment Agreement (the “Cure Period”), any right you have to exercise the Option shall be suspended, and if the actions or inactions giving rise to such a termination for Cause are not timely cured by you during the Cure Period, then the entire Option, including the vested portion of the Option, shall immediately expire, as described in the paragraph above. In the event that you timely cure the circumstances giving rise to such a termination for Cause within the Cure Period, the Company shall effective immediately remove the suspension and reinstate your right to exercise the Option.

If your Service is terminated by you without Good Reason and the Termination Date is prior to the first anniversary of the Vesting Calculation Date, no portion of the Option shall vest and your Option shall be forfeited without consideration and the entire Option shall immediately expire on your Termination Date. If your Service is terminated by you without Good Reason and your Termination Date occurs prior to the end date of the six (6) months notice period required under Section 4(g) of the Employment Agreement, then your Option, including any vested portion of the Option, shall be forfeited without consideration and the entire Option shall immediately expire on your Termination Date. If your Service is terminated by you without Good Reason after the first anniversary of the Vesting Calculation Date and your Termination Date occurs on or after the end date of the six (6) month notice period required under Section 4(g) of the Employment Agreement, the vested portion of the Option shall remain exercisable by you in accordance with Section 8 below.

8.	Exercise Period After Termination - General

If, while the Option is outstanding, your Service is terminated for any reason (including, but not limited to, death and Disability) other than (x) being terminated by the Company for Cause or (y) being terminated by you without Good Reason on or before the expiration of the Term of the Employment Agreement wherein you failed to provide written notice of such termination to the Company at least six (6) months prior to your Termination Date, then the unvested portion of your Option shall be forfeited without consideration and shall immediately expire on your Termination Date and the vested portion of your Option will expire at the earlier of (i) the close of business at Company headquarters on the first anniversary of your Termination Date, (ii) the Expiration Date set forth in the attached cover sheet and further described in Section 6 above, or (iii) the date on which the Option is cancelled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or similar transaction involving the Company. In no event is the Option exercisable after the Expiration Date. Moreover, the Option will terminate on an earlier date if the Option expires earlier as provided herein.

9.	Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Option), and when your Service terminates for all purposes under the Plan.

10.	Notice of Exercise

When you wish to exercise this Option, you must notify the Company by filing a “Notice of Exercise” form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

11.	Form of Payment

When you submit your notice of exercise, you must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

•                  Cash, your personal check, a cashier’s check or a money order.

•                  Shares which have already been owned by you for more than six (6) months and which are surrendered to the Company. The Fair Market Value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

•                  To the extent a public market for the Shares exists as determined by the Company, by Cashless Exercise (as defined in the Plan) through delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

12.	Withholding Taxes

You will be solely responsible for payment of any and all applicable taxes associated with this Option.

You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Shares acquired under this Option.

13.	Restrictions on Exercise and Resale

By signing this Agreement, you agree not to (i) exercise this Option (“Exercise Prohibition”), or (ii) sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Option (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the exercise or disposition of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose an Exercise Prohibition and/or Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Option in order to ensure compliance with the foregoing. Any such Exercise Prohibition shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel. You may also be required, as a condition of exercise of this Option, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

14.	Transfer of Option

Prior to your death, only you may exercise this Option. You cannot transfer, assign, alienate, pledge, attach, sell, or encumber this Option. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or it may be transferred by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

15.	Retention Rights

Your Option or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity; provided, however, the foregoing statement shall not limit any of your rights under the Employment Agreement. Subject to the Employment Agreement, the Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

This Option and the Shares subject to the Option are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

16.	Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company with regard to the Option until a certificate for your Option’s Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

17.	Adjustments

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this Option (rounded down to the nearest whole number) and the Exercise Price per Share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

18.	Legends	All certificates representing the Shares issued upon exercise of this Option may, where applicable, have endorsed thereon the following legends and any other legend the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

19.	Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California without reference to the conflicts of law provisions thereof.

20.	Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.

21.	No Rights to Future Awards

Subject to the Employment Agreement, your rights, if any, in respect of or in connection with this Option or any future Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Option, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of Options or any other Awards even if Options have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole discretion of the Committee.

22.	Future Value

The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Date of Option Grant, the Option will have little or no value. If you exercise the Option and obtain Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

23.	No Right to Damages

You will have no right to bring a claim or to receive damages if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in the Option will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an Affiliate to you.

24.	No Advice Regarding Grant

The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

25.	Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the Committee. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. You understand that you may view your

Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Committee in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, you may contact the Committee and/or the Board.

26.	Other Information

You agree to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website at www.reald.com, if the Company wishes to provide such information through its website. You acknowledge that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Committee and/or the Board.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan and Plan prospectus.

GRANT NO.

REALD INC.
NOTICE OF EXERCISE OF

NONSTATUTORY STOCK OPTION BY OPTIONEE

RealD Inc.
100 N. Crescent Drive, Suite 120

Beverly Hills, California 90210
Attention:  Secretary

Re:	Exercise of Nonstatutory Stock Option to Purchase Shares of Company Stock

[PRINT NAME OF OPTIONEE]

Pursuant to the Nonstatutory Stock Option Agreement dated                                       ,            between RealD Inc., a Delaware corporation, (the “Company”) and me, made pursuant to the 2010 Stock Incentive Plan (the “Plan”), I hereby request to purchase                Shares (whole number only and must be not less than 25 Shares or the remaining number of vested Shares under this Option) of common stock of the Company (the “Shares”), at the exercise price of $                     per Share.  I am hereby making full payment of the aggregate exercise price by one or more of the following forms of payment in accordance with the whole number percentages that I have provided below.  I further understand and agree that I will timely satisfy any and all applicable tax withholding obligations as a condition of this Option exercise.

Percentage		Form of Payment As Provided In the Nonstatutory Stock
of Payment		Option Agreement

	%	Cash/My Personal Check/Cashier’s Check/Money Order (payable to “RealD Inc.”)

	%	Cashless Exercise as provided in the Nonstatutory Stock Option Agreement

	%	Surrender of vested Shares (Valued At Their Fair Market Value) Owned By Me For More Than Six (6) Months

100%

Check one:	☐	The Shares certificate is to be issued and registered in my name only.

	☐	The Shares certificate is to be issued and registered in my name and my spouse’s name.

[PRINT SPOUSE’S NAME, IF CHECKING SECOND BOX]

Check one (if checked second box above):

☐ Community Property or ☐ Joint Tenants With Right of Survivorship

I acknowledge that I have received, understand and continue to be bound by all of the terms and conditions set forth in the Plan, Plan prospectus and in the Nonstatutory Stock Option Agreement.

Dated:

(Optionee’s Signature)	(Spouse’s Signature)**
**Spouse must sign this Notice of Exercise if listed above.

(Full Address)	(Full Address)

*THIS NOTICE OF EXERCISE MAY BE REVISED BY THE COMPANY AT ANY TIME WITHOUT NOTICE